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                                                                    Exhibit 10.5


                                    AGREEMENT

        THIS AGREEMENT ("Agreement"), made and entered into as of the 21st day of May, 2001, by and between Lafarge Corporation, a Maryland corporation (the "Company"), and Larry J. Waisanen, an individual residing in Great Falls, Virginia (the "Executive"),

                              W I T N E S S E T H:

        WHEREAS, the Executive is currently employed as Executive Vice President and Chief Financial Officer of the Company and has agreed to remain employed in such capacity until at least June 30, 2002, or until his successor is appointed; and

        WHEREAS, the Company desires to ensure that the Executive will remain an employee of the Company until at least June 30, 2002, or until his successor is appointed, on the terms herein provided;

        NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants and agreements contained herein, the Executive and the Company hereby agree as follows:

        1. Term and Duties. The Executive agrees to advise the Company on or before June 30, 2002 whether he intends to resign as Executive Vice President and Chief Financial Officer of the Company effective as of December 31, 2002, or such earlier date as his successor is appointed and commences his or her employment with the Company. During the period (the "Term") commencing on the date hereof and ending on December 31, 2002 (the "Termination Date"), the Executive shall perform such duties, functions and responsibilities required by his position as Executive Vice President and Chief Financial Officer of the Company until his resignation from such office is effective and thereafter until the Termination Date the Executive shall perform such duties as are delegated to him by the Chief Executive Officer of the Company.

        2.      Compensation.

                (i) Base Amount. The Company shall pay to the Executive during 2001 a base amount ("Base Amount") at the rate of U.S. $300,000 per year, payable in semi-monthly installments, or otherwise in accordance with the Company's usual payroll practices. In February 2002, the Board of Directors of the Company shall determine the base amount payable to the Executive for the remainder of the Term in accordance with established Company guidelines. In addition, if and to the extent bonuses are paid, in February 2002, the Board of Directors of the Company shall determine the amount of bonus, if any, payable to the Executive for services rendered in 2001 in accordance with the Company's bonus plan. In addition, in the event that either the Executive resigns pursuant to the terms of this Agreement on or before June 30, 2002, or the Company elects on or prior to June 30, 2002, to terminate the Executive for reasons other than for


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        Cause, the Executive shall be eligible to receive a bonus for services rendered in 2002 in accordance with the Company's bonus plan and subject to the recommendations of management and the Board of Directors based on the Company's and the Executive's performance. Such bonus, if any, will be prorated for the number of months in 2002 during which the Executive was employed hereunder and paid to the Executive on or before the date his employment with the Company is terminated.

                In the event that the Executive shall die during the period commencing on the date that either the Executive or the Company shall exercise their respective rights under this Agreement to terminate the Executive's employment with the Company and ending on the date the Executive's successor shall commence employment with the Company, the Executive's survivor shall be eligible to receive the Survivor Income Benefit normally provided to actively employed officers of the Company. In the event that the Executive shall die after his successor shall commence employment with the Company but before December 31, 2002, the Executive's survivor (determined in accordance with the Company's Survivor Income Benefit policy) shall be entitled receive the Executive's monthly Base Amount, payable in accordance with this Agreement, until December 31, 2002, plus any bonus approved by the Board of Directors of the Company which otherwise would be payable to the Executive during the period commencing on the date of the Executive's death and ending on December 31, 2002.

                (ii) Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive, in accordance with the policies and procedures of the Company.

                (iii) Benefit Plans. During the Term, the Executive shall be entitled to continue to participate in or receive benefits under all of the Company's standard salaried employee benefit plans, executive benefit plans, policies, practices, and arrangements in which he is presently eligible to participate, on a basis consistent with the terms, conditions, and overall administration of such benefit plans and arrangements. In addition, if at any time prior to the date which is ninety (90) days following the Termination Date, the Executive moves his principal residence outside of Virginia, the Executive shall be entitled to receive reimbursement for the expenses of such move in accordance with the Company's presently existing standard policy; provided, however, that if such move is made in connection with the acceptance by the Executive of new employment, such reimbursement shall be reduced by an amount equal to the moving expenses, if any, paid or reimbursed by the Executive's new employer.

                (iv) Miscellaneous Pay and Benefits. The Executive shall be entitled to receive standard retiree life and medical insurances in accordance with the forms and coverage offered by the Company.

                (v) Special Retirement Supplement. On or prior to June 30, 2002, the Executive may elect to resign as Executive Vice President and Chief Financial Officer of the Company under the terms of this Agreement by giving written notice to the chief executive officer of the Company. In the event that the Executive shall elect to resign effective as of the


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        Termination Date and the Executive's employment is not terminated for
        Cause prior to the Termination Date, the Executive shall be entitled to receive from the Company as of January 1, 2003, a Special Retirement Supplement (as set forth below) in an amount (the "Amount") equal to the sum of (x) the Executive's annual base salary in effect at the time the notice of resignation is provided to the Company, and (y) the amount of the 2001 bonus, if any, received by the Executive; provided, however, that in any event, the Amount shall not be less than $480,000. In the event that the Executive elects not to resign pursuant to the terms of this Agreement on or before June 30, 2002, and the Company elects on or prior to June 30, 2002, to terminate the Executive effective as of the Termination Date for reasons other than for Cause, the Executive shall be entitled to receive as of January 1, 2003, a Special Retirement Supplement in an amount equal to two times the Amount. For purposes of this Agreement, "Cause" shall mean (i) the continued failure by the Executive to devote time and effort to the performance of the Executive's duties as an employee consistent with his performance prior to the date of this Agreement, after written demand for improved performance has been delivered to the Executive by the Company which specifically identifies how the Executive has not devoted such consistent time and effort to the performance of his duties; or (ii) the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise.

                The Special Retirement Supplement, if any, shall commence on January 1, 2003 and shall be paid in a manner that will provide the Executive and his beneficiary additional retirement benefits such that, when combined with benefits provided under the Lafarge Corporation Retirement Plan (the "Retirement Plan") and the Lafarge Corporation Supplemental Executive Retirement Plan (the "SERP"), the Executive receives a level monthly pension starting on January 1, 2003, in the form of a life annuity with 60 monthly payments guaranteed and a 50% survivor annuity thereafter.

                The Executive's beneficiary with respect to the survivor benefits, if any, payable under this Section shall be the Executive's spouse (if any) who is entitled to survivor annuity benefits under the Retirement Plan. In the event that the Executive does not have a spouse who is entitled to survivor annuity benefits under the Retirement Plan, then the Executive's secondary beneficiary as designated by the Executive in writing, or if none, his estate shall be his beneficiary hereunder, but only with respect to the portion, if any, of the 60 months of guaranteed payments remaining as of the date of the Executive's death.

                If the Executive shall become entitled to the Special Retirement Supplement pursuant to this Section and the Executive shall die prior to the date on which benefits are to commence pursuant to this Section, then the Executive's beneficiary shall be entitled to receive commencing on January 1, 2003, an amount equal to the monthly retirement income such beneficiary would have been entitled to receive had the Executive commenced receiving the Special Retirement Supplement in the form of a life annuity with 60 monthly guaranteed payments and a 50% spousal survivor annuity thereafter on January 1, 2003, and then died.


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                The monthly retirement income payable to the Executive pursuant to this Section has been determined assuming the Executive will begin receiving his retirement benefits under the Retirement Plan and the SERP as of January 1, 2006.

                The actuarial conversion of the Amount to the monthly payments described in this Section shall be determined using a 7.75% rate of interest and the 1983 Group Annuity Mortality Table (with a blend of 50% male and 50% female rates).

                The benefits provided under this Section shall be treated as being provided under a retirement plan of the Company the purpose of which is to provide unfunded pension benefits for a select management or highly compensated employee. The amounts payable pursuant to this Section are and for all purposes shall continue to be a part of the general assets and liabilities of the Company, and the Executive's (and any beneficiary's) right to receive a payment from the Company pursuant to the Special Retirement Supplement shall be no greater than the right of any unsecured general creditor of the Company.

                (vi) Options. Except as otherwise provided in this Section, options granted to the Executive under the Company's option plans (the "Option Plans") shall continue to vest in accordance with their terms as a result of the Executive's termination of employment on the Termination Date by reason of retirement under the normal or early retirement provisions of a pension or retirement plan maintained by the Company.

                (vii) Insurance. The Company represents and warrants to the Executive that during his term as Executive Vice President and Chief Financial Officer, it maintained, and currently maintains, primary directors' and officers' liability insurance policies in an aggregate amount of $25 million and excess liability insurance policies for an additional $35 million, subject to the terms and conditions set forth therein. The Company further represents and warrants that no executive officer of the Company has actual knowledge of any existing claim to be submitted for coverage under such insurance policies.

                (viii) Salaried Position Elimination Policy. In the event that the Company shall no longer be subject to the reporting requirements of
        Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and thereafter the Executive retires, resigns or is terminated other than for Cause, then the Executive's retirement, resignation or termination shall be considered an elimination event under the salaried position elimination policy of the Company.

        3. Termination. This Agreement shall terminate automatically upon the death of the Executive. This Agreement shall also terminate automatically upon the agreement of the Executive and the Company for the Executive to remain employed by the Company beyond the Termination Date. If this Agreement is terminated by reason of the Executive's death, then except as otherwise provided herein or in the Company's benefit plans, the Executive's estate shall receive those death benefits payable under the Company's benefit plans, policies and procedures in which the Executive is as of the date hereof eligible to participate.


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        4.      Repayment of Indebtedness. All indebtedness owed by the
Executive to the Company relating to his residence at 806 Sherlin Lane, Great Falls, Virginia 22066, shall be repaid by the Executive on the earlier to occur of the closing of the sale by the Executive of such residence or ninety (90) days following the Termination Date. The face amount of the note evidencing such indebtedness $73,332.94 as of April 30, 2001. All other indebtedness owed by the Executive to, or advances to the Executive from, the Company shall be repaid by the Executive on or before ninety (90) days following the Termination Date.

        5. Confidential Information. The Executive shall hold in strictest confidence and shall not directly or indirectly use for his own personal benefit or for the benefit of anyone else or disclose to anyone else (including, without limitation, any natural person, corporation, partnership or any other form of entity or person) any of the Company's confidential and proprietary information except with the prior written consent of the Company or to the extent necessary in connection with the Executive's duties hereunder or unless required by a court of law. Except as required by law (including, without limitation, disclosure under applicable securities law and disclosure to auditors), or as necessary to enforce the terms of this Agreement, the Company and the Executive shall hold in strictest confidence the terms of this Agreement and the Executive shall not disclose to or discuss with any employee of the Company the terms of this Agreement. In the event the Executive is required or requested to disclose confidential information, he will provide prompt notice to the Company in order that the Company may prepare the appropriate protective order and/or waive the Executive's compliance with the provisions of this Agreement. The terms of this
Section 5 shall continue in effect notwithstanding the termination of this Agreement and shall be in addition to the Executive's common law obligations to the Company as an employee, officer and director (or as a former employee, officer and director).

        6. No Conflicting Agreements. The Executive represents and warrants to the Company that he is not a party to any agreement, contract, or understanding, whether employment or otherwise, that would in any way restrict or prohibit him from undertaking or performing his duties and obligations under this Agreement.

        7. Withholding Taxes. There shall be deducted from all amounts paid under this Agreement any taxes required to be withheld by any federal, state, local or other government. The Executive (and/or his beneficiary) shall bear all taxes on amounts paid under this Agreement to the extent that no taxes are withheld, irrespective of whether withholding is required.

        8. Covenant Not to Compete. Without the prior written consent of the Company, which consent shall not be unreasonably withheld, the Executive shall not, for a period commencing on the date hereof and ending on the second anniversary of the Termination Date, directly or indirectly, engage or participate in any manner whatsoever, either personally or in any status or capacity, including but not limited to as an employer, employee, associate, member, officer, director, owner (excluding an owner of less than 5% of the equity of any business), salesman, representative, principal, agent, trustee, servant or consultant or by means of any corporation, partnership, proprietorship or other legal entity or device, in any business or activity which is in direct or indirect competition with either the Company or its affiliates in the United States or Canada (a "Competitor"). In the event that the Executive believes that the prior written


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consent contemplated by this Section 8 has been unreasonably withheld by the
Company, the Executive shall have the right to have such decision reviewed independently by the Management Development and Compensation Committee of the Board of Directors of the Company. In the event that the terms of this Section 8 should ever be deemed to exceed the time or geographic limitation permitted by applicable law, then such terms shall be reformed to the maximum time or geographic limitation permitted by applicable law. In the event of a breach by the Executive of the terms of this Section 8, the Company shall be entitled to an injunction restraining him from engaging or participating in such business or activity. However, nothing in this Section 8 shall be construed as prohibiting
(a) the Company from pursuing any other remedies available to the Company for the breach by the Executive of the terms of this Section 8, or any other terms of this Agreement, including the recovery of damages from the Executive or (b) the Executive from continuing his employment with another employer which, after his employment by such employer, is acquired or controlled by an entity or device considered to be a Competitor, provided the Executive had no prior knowledge of such acquisition or control relationship at the time he commenced employment with such employer. The term of this Section 8 shall continue in effect notwithstanding the termination of this Agreement; provided, however, that the term of this Section 8 shall terminate contemporaneously with the expiration of this Agreement in the event the Executive and the Company agree at June 30, 2002 to extend the employment of the Executive with the Company and no payments are made to the Executive pursuant to Section 2(v) hereof. The restrictive covenants upon the Executive set forth in this Section 8 are the essence of this Agreement: they shall be construed as independent of any other provision of this Agreement, and the existence of any claim or cause of action against the Company, whether predicated on this Agreement or not, shall not constitute a defense to the enforcement by the Company of the restrictive covenants contained herein.

        9. Assignment. This Agreement is personal in nature and none of the parties hereto shall assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other parties; provided, however, that in the event of any consolidation or merger of the Company with or into any other corporation or any sale or transfer of all or substantially all of the assets of the Company, this Agreement shall inure to the benefit of and be binding on the successor to the Company's business and assets.

        10. Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid:

        If to the Executive, to:    Mr. Larry J. Waisanen
                                    806 Sherlin Lane
                                    Great Falls, Virginia 22066


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        If to the Company, to:      Lafarge Corporation
                                    12950 Worldgate Drive, Suite 500
                                    Herndon, Virginia  20170
                                    Attention: President and Chief Executive
                                               Officer

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

        11. Miscellaneous. No provision of this Agreement may be amended, modified, waived, or discharged unless such amendment, modification, waiver, or discharge is in writing and signed by the party against whom the amendment, modification, waiver, or discharge is sought to be enforced. No waiver by either party at any time of any breach or default in the performance of any provision of this Agreement to be performed by the other party shall be deemed a waiver of any similar or dissimilar provision at the same time or at any prior or subsequent time. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Virginia.

        12. Severability; Validity. Every provision in this Agreement is intended to be severable. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement is deemed or held to be invalid or unenforceable, there shall be added automatically to this Agreement in lieu thereof a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

        13. Headings. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

        14. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by any party other than those contained herein.

        15. General Release. In consideration of the monetary payments and other benefits provided by the Company to the Executive described above, the Executive acknowledges and agrees that, except with respect to claims made under this Agreement or under any of the benefit plans, policies or procedures contemplated hereby, for which this release shall not apply, he has and will make no claim of any kind against: (i) the Company, (ii) any of the Company's parent companies, subsidiaries, and affiliated companies, or (iii) any of the officers, directors, agents, employees, representatives, attorneys, or any successors and assigns of such entities. This includes but is not limited to any claim based on any state or federal statutory or common law that applies or is asserted to apply, directly or indirectly, to the Executive's employment relationship or the termination of the Executive's employment relationship with the Company. Thus, the Executive agrees not to make any claims such as for wrongful discharge, unlawful discrimination on the basis of age or other form of unlawful employment discrimination, retaliation, breach of contract (express or implied), intentional or negligent infliction of emotional distress, defamation, duress, fraud or misrepresentation, or any violation of Title VII


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of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of
1967, the Employee Retirement Income Security Act of 1974, or similar state or federal laws.

        The effect of this Agreement is to waive and release any and all claims, demands, actions, or causes of action that the Executive may now or hereafter have against the entities and individuals named above for any liability, whether vicarious, derivative, or direct. This includes any claims for damages (actual or punitive), back wages, future wages, bonuses, reinstatement, accrued vacation leave benefits, past and future employee benefits (except to which there is vested entitlement) including contributions to the Executive's employee benefit plans, compensatory damages, penalties, equitable relief, attorney's fees, costs of court, interest, and any and all other loss, expense, or detriment of whatever kind, resulting from, growing out of, connected with, or related in any way to the Executive's employment relationship or the termination of the Executive's employment relationship with the Company. Notwithstanding the foregoing provisions of this Section 15, this general release does not apply to any rights or claims that may arise after the date this Agreement is executed, does not affect the coverage referenced in Section 2(vii) and will terminate contemporaneously with the expiration of this Agreement in the event the Executive and the Company agree on or prior to June 30, 2002, to extend the employment of the Executive with the Company beyond the Termination Date and no payments are made to the Executive pursuant to Section 2(v).

        The Company does not hereby waive or release any claim, demand or cause of action that it may now or hereafter have against the Executive for any liability whatsoever. The Company represents and warrants that none of executive officers has actual knowledge of any existing claim or cause of action of the Company against the Executive or any present intention of the Company to bring a claim or cause of action against the Executive. Upon default by any party hereto of any obligation contemplated by this Agreement, the defaulting party shall be liable for damages, including without limitation all costs and attorneys' fees incurred by the non-defaulting party in any suit precipitated by the default.

        16. Term of Offer. The Executive acknowledges that he had no fewer than twenty-one days to consider the terms of this Agreement prior to its execution.

        17. Effective Date. This Agreement will become effective and enforceable seven days after the Executive's execution of this Agreement. At any time before such date, the Executive understands that he may revoke this Agreement.

        18. Consultation With an Attorney. The Executive acknowledges that he has been advised that he had the right to consult an attorney before executing this Agreement.

        19. Voluntary Agreement. The Executive acknowledges that his execution of this Agreement was knowing and voluntary and that he had a reasonable time to deliberate regarding its terms.


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

                            LAFARGE CORPORATION



                            By: /s/ James J. Nealis
                                ------------------------------------------------
                                  Name: James J. Nealis III
                                        ----------------------------------------
                                  Title: Senior Vice President - Human Resources
                                         ---------------------------------------




                            /s/ Larry J. Waisanen
                            ----------------------------------------------------
                            Larry J. Waisanen


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